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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-135716) of Senior Housing Properties Trust and in the related Prospectus of our reports dated February 27, 2009, with respect to the consolidated financial statements and schedule of Senior Housing Properties Trust, and the effectiveness of internal control over financial reporting of Senior Housing Properties Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm